Exhibit 10.4

RESTRICTED STOCK UNIT AGREEMENT

BIO-TECHNE CORPORATION

SECOND AMENDED AND RESTATED

2010 EQUITY INCENTIVE PLAN

THIS AGREEMENT is made effective as of [●], by and between Bio-Techne Corporation, a Minnesota corporation (the “Company”), and [●] (“Participant”).

W I T N E S S E T H:

WHEREAS, Participant on the date hereof is a key employee, officer, director of or consultant or advisor to the Company or one of its Subsidiaries; and

WHEREAS, the Company wishes to grant a restricted stock unit award to Participant for shares of Company Common Stock pursuant to the Bio-Techne Corporation Second Amended and Restated 2010 Equity Incentive Plan (the “Plan”); and

WHEREAS, the Administrator of the Plan has authorized the grant of a restricted stock unit award to Participant;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

1.     Grant of Restricted Stock Unit Award. The Company hereby grants to Participant on the date set forth above a restricted stock unit award for [●] ([●]) restricted stock units (the “Award”) on the terms and conditions set forth herein and subject to adjustment pursuant to Section 15 of the Plan. Each restricted stock unit shall entitle the Participant to receive one share of Company Common Stock.

2.     Vesting of Restricted Stock Units; Termination of Relationship.

(a)     General.

Time-Based Awards: [The Award shall vest on the following dates (the “Vesting Dates”), provided that Participant remains employed by the Company on the applicable Vesting Date as set forth in Section 2(b) of this Agreement:

Date	Shares Vesting

[●]	[●]
[●]	[●]
[●]	[●]
[●]	[●]

If and to the extent provided in an employment, change of control, severance or similar agreement executed by the Participant and the Company or by a determination by the Administrator, in each case pursuant and subject to Section 15 of the Plan, this Award may become fully-vested and exercisable in connection with a Change of Control as defined in Section 1(f) of the Plan.

Subject to such other terms and conditions set forth in this Agreement, the Participant shall not be entitled to the issuance of shares of stock for any portion of the restricted stock units subject to this Award until the Administrator determines the number of restricted stock units, if any, which have vested.]

**OR**

Performance-Based Awards: [Vesting of the Award shall occur, if at all, on the Vesting Date[s] (as hereinafter defined), subject to the Company’s achievement of the performance objectives during the performance period[s], as both are set forth in Exhibit A to this Agreement, provided that Participant remains employed by the Company on the Vesting Date[s] as set forth in Section 2(b) of this Agreement. Performance for the period[s] shall be evaluated and determined by and in the sole discretion of the Administrator, and performance between the threshold and maximum levels specified on Exhibit A shall result in vesting in accordance with the scale determined by the Administrator and set forth on Exhibit A. The “Vesting Date[s]” for the Award shall be the later of [●] or the date on which the Administrator evaluates and certifies achievement of the performance criteria for the performance period[s], as set forth on Exhibit A. In the event all or any portion of the Award does not vest on the Vesting Date[s] pursuant to the performance objectives set forth on Exhibit A, the unvested portion of the Award shall terminate on such date and all restricted stock units subject to such portion Award shall be forfeited.

If and to the extent provided in an employment, change of control, severance or similar agreement executed by the Participant and the Company or by a determination by the Administrator, in each case pursuant and subject to Section 15 of the Plan, this Award may become fully-vested and exercisable in connection with a Change of Control as defined in Section 1(f) of the Plan. Further, in the event of Participant’s Retirement, a pro rata portion of this Award shall become vested on the Vesting Date immediately following the date of Participant’s Retirement, with such portion determined by multiplying the Award by a fraction, the numerator of which is the number of whole months that Participant was employed during the performance period and the denominator of which is the total number of months in the performance period. For purposes of this Agreement, “Retirement” means termination of employment for any reason on or after attaining age 55 and completing at least five (5) years of continuous service with the Company or any Affiliate; provided, however, that Participant shall be credited with continuous service only for periods during which Participant is regularly scheduled to work 20 or more hours per week.

Subject to such other terms and conditions set forth in this Agreement, the Participant shall not be entitled to the issuance of shares of stock for any portion of the restricted stock units subject to this Award until the Administrator determines the number of restricted stock units, if any, which have vested.]

(b)     Termination of Relationship. Unless otherwise provided in this Agreement or agreed to in writing by Participant and Company, if Participant ceases to be an employee of the Company or any Subsidiary at any time prior to any Vesting Date, for any reason, including the Participant’s voluntary resignation, the Participant shall forfeit all shares subject to this Award which, as of the termination date, have not yet vested.

3.     Issuance of Shares. As soon as practicable after each Vesting Date, Participant shall be recorded on the stock transfer books of the Company as the owner of shares representing the respective number of shares of Company Common Stock set forth in Section 2(a) of this Agreement, less any shares withheld for payment of taxes as provided in Section 5(d) below, and the Company shall deliver to Participant one or more duly issued stock certificates or cause book entries to be made evidencing such ownership. All requisite original issue or transfer documentary stamp taxes shall be paid by the Company. Until the issuance of such shares, Participant shall not be entitled to vote the shares of Company Common Stock represented by such restricted stock units, shall not be entitled to receive dividends or distributions attributable to such shares of Company Common Stock, and shall not have any other rights as a shareholder with respect to such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 15 of the Plan.

4.     [TO BE USED IN AGREEMENTS WITH EXECUTIVE OFFICERS: Holding Requirement. Notwithstanding anything in the Plan or this Agreement to the contrary, Participant shall be required to hold 50% of the Net Shares received through this Award until Participant satisfies the stock ownership guidelines established by the Company. Once Participant satisfies such stock ownership guidelines, Participant shall be required to hold 50% of the Net Shares until the earlier of one year after the Vesting Date relating to such Net Shares or the Participant’s termination of service. “Net Shares” are those shares received pursuant to this Award upon a Vesting Date, net of any shares withheld for withholding taxes.

**OR**

Intentionally omitted.]

5.     General Provisions.

(a)     Employment or Other Relationship. This Agreement shall not confer on Participant any right with respect to continuance of employment or any other relationship with the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company to terminate such employment or relationship. Nothing in this Agreement shall be construed as creating an employment contract for any specified term between Participant and the Company or any Subsidiary.

(b)     Securities Law Compliance. The issuance of shares upon vesting of this Award shall be effective only at such time as counsel to the Company shall have determined that such issuance will not violate any state or federal securities or other laws. Participant may be required by the Company, as a condition of the issuance of shares, to agree in writing that such shares will be held until such time that the shares are registered or otherwise freely tradeable under applicable state and federal securities laws, for Participant’s own account without a view to any further distribution thereof, and that the certificate(s) for such shares will bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable state and federal securities laws.

(c)     Shares Reserved. The Company shall at all times during the term of this Agreement reserve and keep available such number of shares as will be sufficient to satisfy the requirements of this Agreement.

(d)     Withholding Taxes. In order to permit the Company to comply with all applicable federal and state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that, if necessary, all withholding and employment-related taxes attributable to this Award are withheld from any amounts payable by the Company to the Participant. If the Company is unable to withhold such federal and state taxes, for whatever reason, the Participant hereby agrees to pay to the Company an amount equal to such withholding and employment-related taxes prior to the issuance of any shares of Company Common Stock subject to this Award. Subject to such rules as the Administrator may adopt, the Administrator may, in its sole discretion, permit Participant to satisfy such withholding tax obligations, in whole or in part, (i) by delivering shares of Company Common Stock, or (ii) by electing to have the Company withhold shares of Company Common Stock otherwise issuable to Participant upon vesting of this Award. In either case, such shares shall have a Fair Market Value, as of the date the amount of tax to be withheld is determined under applicable tax law, equal to such tax withholding, including payroll taxes, applicable to the supplemental income attributable to this Option. The Participant’s election to deliver shares or to have shares withheld for this purpose shall be made on or before the date that the amount of such tax withholding is determined under applicable tax law. Such election shall be approved by the Administrator and otherwise comply with such rules as the Administrator may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

(e)     Nontransferability. For so long as the shares of Company Common Stock underlying this Award remain unvested, such shares shall not be transferred, assigned or pledged in any manner by the Participant, in whole or in part.

(f)     Second Amended and Restated 2010 Equity Incentive Plan. The Award evidenced by this Agreement is granted pursuant to the Plan, a copy of which Plan has been made available to Participant and is hereby incorporated into this Agreement. This Agreement is subject to and in all respects limited and conditioned as provided in the Plan. The Plan governs this Agreement and, in the event of any questions as to the construction of this Agreement or in the event of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

(g)     Lockup Period Limitation. Participant agrees that in the event the Company advises Participant that it plans an underwritten public offering of its Common Stock in compliance with the Securities Act of 1933, as amended, and that the underwriter(s) seek to impose restrictions under which Participant may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of the Company Common Stock underlying this Award, Participant hereby agrees that for a period not to exceed 180 days from the effective date of the prospectus relating to such offering, Participant will not sell or contract to sell or grant an option to buy or otherwise dispose of the Company Common Stock underlying this Award without the prior written consent of the underwriter(s) or its representative(s).

(h)     Stock Legend. The Administrator may require that the certificates or book entries for any shares of Company Common Stock issued to Participant pursuant to this Award bear an appropriate legend and stop transfer order to reflect the restrictions of Section 5(b) and Sections 5(f) through 5(g) of this Agreement; provided, however, that failure to so endorse any of such certificates or book entries shall not render invalid or inapplicable Section 5(b) or Sections 5(f) through 5(g).

(i)     Scope of Agreement. This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and Participant and any successor or successors of Participant permitted by this Agreement. This Award is expressly subject to all terms and conditions contained in the Plan and in this Agreement, and Participant’s failure to execute this Agreement shall not relieve Participant from complying with such terms and conditions.

(j)     Arbitration. Any dispute arising out of or relating to this Agreement or the alleged breach of it, or the making of this Agreement, including claims of fraud in the inducement, shall be discussed between the disputing parties in a good faith effort to arrive at a mutual settlement of any such controversy. If, notwithstanding, such dispute cannot be resolved, such dispute shall be settled by binding arbitration. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator shall be a retired state or federal judge or an attorney who has practiced securities or business litigation for at least ten (10) years. If the parties cannot agree on an arbitrator within twenty (20) days, any party may request that the chief judge of the District Court of Hennepin County, Minnesota, select an arbitrator. Arbitration will be conducted pursuant to the provisions of this Agreement, and the commercial arbitration rules of the American Arbitration Association, unless such rules are inconsistent with the provisions of this Agreement. Limited civil discovery shall be permitted for the production of documents and taking of depositions. Unresolved discovery disputes may be brought to the attention of the arbitrator who may dispose of such dispute. The arbitrator shall have the authority to award any remedy or relief that a court of this state could order or grant; provided, however, that punitive or exemplary damages shall not be awarded. The arbitrator may award to the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including the arbitrator’s fees, administrative fees, travel expenses, out-of-pocket expenses and reasonable attorneys’ fees. Unless otherwise agreed by the parties, the place of any arbitration proceedings shall be Hennepin County, Minnesota.

(k)     Delay in Payment for Specified Employee. In the event this Award is subject to Code Section 409A and the Administrator determines that the Participant is a “specified employee” within the meaning of Code Section 409A, then any payment due to the Participant’s separation from service shall not be paid earlier than the first day of the seventh month immediately following such separation from service.

(l)     Right to Amend. The Company hereby reserves the right to amend this Agreement without Participant’s consent to the extent necessary or desirable to comply with the requirements of Code Section 409A and the regulations, notices and other guidance of general application issued thereunder.

(m)     Section 280G.   Notwithstanding anything to the contrary contained in this Agreement, to the extent that any of the payments and benefits provided for under this Agreement or any other agreement or arrangement between the Participant and the Company (collectively, the “Payments”) constitute a “parachute payment” within the meaning of Section 280G of the Code and (ii) but for this Section 5(m), would be subject to the excise tax imposed by Section 4999 of the Code, then the Payments shall be payable either (i) in full or (ii) as to such lesser amount which would result in no portion of such Payments being subject to excise tax under Section 4999 of the Code; whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the Participant’s receipt on an after-tax basis, of the greatest amount of economic benefits under this Agreement, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code.  Unless the Participant and the Company otherwise agree in writing, any determination required under this Section 5(m) shall be made in writing by the Company’s independent public accountants (the “Accountants”), whose reasonable determination shall be conclusive and binding upon the Participant and the Company for all purposes.  For purposes of making the calculations required by this Section 5(m), the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Sections 280G and 4999 of the Code.  The Participant and the Company shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 5(m).

(n)     Governing Law.  The validity, construction and effect of the Plan and the Agreement, and any rules and regulations relating to the Plan and the Agreement, shall be determined in accordance with the internal laws, and not the law of conflicts, of the State of Minnesota.

[Signature page follows.]

ACCORDINGLY, the parties hereto have caused this Agreement to be executed on the day and year first above written.

BIO-TECHNE CORPORATION

By
Its

PARTICIPANT

By: ___________________________________

       Printed Name: [●]

62400201

[Signature Page to Restricted Stock Unit Agreement]